Incoming, Inc. 8-K/A
Exhibit 10.4

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), dated as of October 1, 2009, by and among Incoming, Inc. a Nevada corporation, (the “Company”), and Ephren Taylor II   (the “Lender”).

WITNESSETH:

WHEREAS, the Parties agreed that the Lender will provide the Company with a loan (the "LOAN") in the aggregate principal amount of US$100,000  (the "PRINCIPAL AMOUNT"), subject to terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the lender hereby agree as follows:

1. THE LOAN.

(a)
Under the terms and subject to the conditions set forth in this Agreement, the Lender shall loan the Principal Amount to the Company .  The Principal Amount may be wired to the Company by the Lender, or by a third party (Verdi Brazil) on behalf of the Lender; However, the such third party shall not be a third party beneficiary of this Agreement notwithstanding such third party’s transfer of the Principal Amount to the Company.

(b)	The "CLOSING DATE" shall be October 2, 2009.

(c)	All funds transferred pursuant to this agreement shall bear interest at the rate of 6% per annum.

2. LENDER REPRESENTATIONS AND WARRANTIES. Lender hereby represents and      warrants that:

(a)	AUTHORIZATION AND POWER. it has the requisite power and authority to enter into and perform this Agreement as outlined hereunder.

3. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees that:

(a)	DUE INCORPORATION. The Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of Nevada.

(b)	OUTSTANDING STOCK. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)
AUTHORITY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder.

(d)
LITIGATION. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company.

(e)
DEFAULTS. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

(f)
NO GENERAL SOLICITATION. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in  connection with the offer or sale of the Securities.

(g)
REPORTING COMPANY. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 ACT") and has a class of Common Stock registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the twelve months preceding the date of this Agreement and the Closing Date.

(h)
LISTING. The Company's Common Stock is quoted on the Bulletin Board under the symbol ICNN. The Company has not received any oral or written notice that its Common Stock is not eligible nor will  become ineligible for quotation on the Bulletin Board nor that its Common Stock does not meet all requirements for the continuation of such quotation. The Company satisfies all the requirements for the continued quotation of its Common Stock on the Bulletin Board.

4. Miscellaneous.

(a)
ENTIRE AGREEMENT; ASSIGNMENT. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the Lender. Neither the Company nor the Lender have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Lender

(b)
COUNTERPARTS/EXECUTION. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be  deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(c)
LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts or federal courts sitting in Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS.

(d)
SEVERABILITY. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Lender:

BY: Ephren Taylor II

_______________________________________

Company:

By: Incoming, Inc.
________________________________________
Ephren Taylor II, President